UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
Amendment No. 2

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Perk International Inc.
(Exact name of registrant as specified in its charter)

Nevada		46-2622704
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2470 East 16th Street
Brooklyn, NY 11235
718-344-0866
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Blumberg Excelsior Corporate Services
10 Bodie Dr., Carson City, NV 89706
800-221-2972
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this Registration Statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The Registrant hereby amends this Registration Statement (the “Registration Statement”) on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

COPIES OF COMMUNICATIONS TO:
Scott Doney, Esq.
3273 E. Warm Springs, Rd.
Las Vegas, NV 89120
Ph: (702) 312-6255

PROSPECTUS

SUBJECT TO COMPLETION. DATED September 11, 2013

PERK INTERNATIONAL INC.
2470 East 16th Street
Brooklyn, NY 11235
718-344-0866

30,000,000 Units

This is the initial offering of Units of Perk International Inc. We are offering for sale a total of 30,000,000 Units at a fixed price of $0.001 per Unit for the duration of this Offering (the "Offering"). Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock at an exercise price of $0.25 per share. The warrants expire on September 30, 2017. Units will not be issued or certificated. The shares of common stock and warrants are immediately separable and will be issued separately, but will be purchased together in this Offering. The Offering will commence promptly after the date of this prospectus and close no later than six months after the date of this prospectus. However, we may extend the Offering for up to 90 days following the six month offering period. We plan to continue to update the registration statement and prospectus for the exercise of the warrants that comprise the Units even after the Offering of the Units has terminated. We will pay all expenses incurred in this offering. The units are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the units offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this offering to close. All funds received as a result of this Offering will be immediately available to us for our general business purposes.  The Maximum Offering amount is 30,000,000 Units ($30,000).

This is a self-underwritten Offering; there will be no underwriter involved in the sale of these securities. We intend to offer the securities through our officers and directors, who will not be paid any commission for such sales.

Our common stock is presently not traded on any market or securities exchange.  The sales price to the public is fixed at $0.001 per Unit. We intend to apply to the OTCBB operating by FINRA, through a market maker that is a licensed broker dealer, to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We only intend to submit our common stock for quotation. We do not expect a public market for the warrants, as they will no longer be warrants once they are exercised.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements. We are a development stage company with nominal operations and assets and, as such, we are a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled “Risk Factors” starting on page 8.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.  THE PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of this prospectus is September 11, 2013

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Perk International Inc. (“Perk” or the “Company”) was incorporated in the State of Nevada on April 10, 2013. We plan to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through our website located at www.usellisave.com. Our corporate headquarters are located at 2470 East 16th Street, Brooklyn, NY 11235, but we plan to launch our business in the Greater Toronto Area (GTA).

We plan to be an Internet-based company that provides daily deals/coupons to consumers within the GTA. Our goal is to utilize the business models of companies such as Groupon® and Living Social® to design and develop a daily deal e-commerce company that will focus on consumer goods. Although there is a trend of slowing growth in daily deals purchases, which is discussed more fully in this Prospectus, we believe that with the right approach we will be able to enter and maintain a presence in this space.

We have retained a qualified website developer on a contract basis to build the website platform that we envision under the name www.usellisave.com.  Our website is currently under development. Once we complete our website platform, we plan to provide consumers with savings on consumer items, restaurant dining and consumer services. We believe that by linking consumers with merchants, our business model will benefit consumers and merchants within the GTA by creating savings for consumer families, stimulating the local economy.

  We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon equity or debt financing to supplement cash flows, if any, generated by our products and services.

We have nominal operations and assets and, as such, we are a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements.  Please review our Risk Factors contained in this Prospectus for more information of the limitations we face as a shell company.

We believe that we are not a blank check company, as defined by applicable securities laws, and we, including our officers and directors, any company promoters, or their affiliates, have no intention for our company, once we are reporting, to be used as a vehicle for a private company to become a reporting company.

Although we were only recently incorporated and have not yet commenced business operations, we believe that conducting this Offering will allow us added flexibility to raise capital in today's unsteady financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the Units being registered hereunder; however, we believe that investors in today's markets demand full transparency and by registering this Offering and becoming a reporting company, we will be able to meet this demand and hopefully have a better chance of raising capital.  Currently, there is no public trading market for our Common Stock and no such market may ever develop, which may limit our ability to raise funds through equity financings.  However, management believes that we will be able to meet all requirements to be quoted on the OTCBB operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and the OTCQB operated by OTC Markets Group, Inc.  Further, even though our Common Stock will likely be considered a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater opportunity to provide liquidity to our shareholders.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $30,000, which include those fees associated with obtaining a Notice of Effectiveness from the SEC for this Registration Statement.  Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to market and grow our Company.  We hope that we will be able to complete this Offering within the coming months.

If 100% of the offered Units are sold we will receive the maximum proceeds of $17,500, after offering expenses have been deducted. If 75% of the offered Units are sold we will receive $10,000 after offering expenses have been deducted. If 50% of the offered Units are sold we would receive $2,500 after offering expenses have been deducted.  We must sell 12,000,000 Units (or 40% of the Offering) to cover the estimated costs of this Offering. If we sell less than 12,000,000 of our Units under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

We anticipate fully-launching our business operations approximately three to four months after the completion of this Offering.  We believe that the maximum amount of funds generated from the Offering will provide us with enough proceeds to fund our plan of operations for up to twelve months after the completion of this Offering.  If we raise less from this Offering, we will have to seek out additional capital from alternate sources execute our business plan.   We do not currently have any arrangements for obtaining additional financing and there is no assurance that any additional financing will be available or, if available, on terms that will be acceptable to us.  We will seek such funds from friends, family, and business acquaintances; however, we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our company and cannot predict when such funding may be available to us. Failure to raise additional financing will cause us to go out of business.

SUMMARY OF THIS OFFERING

The Issuer	Perk International Inc.

Securities being offered
Up to 30,000,000 Units, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”  Each Unit consists of one share of Common Stock and a warrant to purchase one share of Common Stock. The warrant may be exercised into one share of Common Stock at an exercise price of $0.25 per share and expires on September 30, 2017.

Offering Type
The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of Units that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered Units.

Per Unit Price	$0.001

No Public Market
There is no public market for our Common Stock. We cannot give any assurance that the Units being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your Units.

We intend to apply to the OTCBB operating by FINRA, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. We only intend to submit our common stock for quotation. We do not expect a public market for the warrants, as they will no longer be warrants once they are exercised.

Duration of Offering
The Offering will commence promptly after the date of this prospectus and close no later than six months after the date of this prospectus. However, we may extend the Offering for up to 90 days following the six month offering period. We plan to continue to update the registration statement and prospectus for the exercise of the warrants that comprise the Units even after the Offering of the Units has terminated.

Number of Units Outstanding Before the Offering
There are 45,000,000 Shares of Common Stock issued and outstanding as of the date of this prospectus, held equally by our Chairman, President, Chief Executive Officer, Andrew Gaudet and our Chief Financial Officer & Secretary, Leon Golden.

Net Proceeds to the Company
We are offering 30,000,000 Units at an offering price of $0.001 per Unit for net proceeds to us of $30,000. The full subscription price will be payable at the time of subscription and any such funds received from subscribers in this Offering will be released us when subscriptions are received and accepted.

If the maximum amount of funds is raised we believe that we will have adequate funds to implement our business plan for the next twelve months. If we sell less than the maximum amount of Units under the Offering, we will have to seek out additional capital from alternate sources to execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of Units offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Risk Factors
An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

Summary Financial Information

Balance Sheet Data	As of May 31, 2013
Cash	$1,577
Total Assets	$9.077
Liabilities	$7,856
Total Stockholder’s Equity	$1,221

Statement of Operations	For the Period from April 10, 2013 (Date of Inception) to May 31, 2013
Revenue	$0
Net Profit (Loss) for Reporting Period	$(11,079)

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION

If we do not obtain additional financing, our business expansion plans will be delayed and we may not achieve profitable operations.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At May 31, 2013 we had cash on hand of $1,577 and accumulated a deficit of $11,079. We have not generated any revenue from our operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

We are a development stage company with a limited operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability.  At this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues to date. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small emerging growth company starting a new business enterprise and the highly competitive environment in which we will operate. Since we have a limited operating history, we cannot assure you that our business will be profitable or that we will ever generate sufficient revenues to fully meet our expenses and totally support our anticipated activities. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our proposed website platform and future products. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

There is substantial doubt about our ability to continue as a going concern.

At May 31, 2013, we have not generated revenue, have no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $11,079 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our future website platform, proposed products and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment our company is suitable.

RISKS RELATED TO SHELL COMPANY STATUS

Because we are a “shell company” under applicable securities rules, investors may not be able to rely on resale exemptions provided by Rule 144 of the Securities Act. As a result, investors may not be able to resell our shares and could lose their entire investment.

We are a “shell company” under Rule 405 of Regulation C of the Securities Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of twelve month from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are a “shell company” under applicable securities rules, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business or we undergo a change in control. We will incur additional costs meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are a “shell company” under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets or a change of control. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information, as may be required by applicable rules. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i).

All of the presently outstanding securities are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, securities that were initially issued by a reporting or non-reporting hell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founder of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

In addition, shareholders who receive restricted or control securities in the future will also be subject to the resale limitations of Rule 144(i) until one year has passed since we have exited shell company status and all the required disclosures are provided.

RISKS RELATED TO THIS OFFERING

As there is no minimum for our Offering, if only a few persons purchase Units, they may lose their investment as we may be unable to make a significant attempt to implement our business plan.

Since there is no minimum amount of Units that must be sold directly under this Offering, if a limited number of Units are sold, we may not have enough capital to fully implement our plan of operations. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are selling this Offering without an underwriter and may be unable to sell any Units.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the Units.  We intend to sell our Units through our President, Chief Executive Officer and Chief Financial Officer who will receive no commissions or other remuneration from any sales made hereunder. They will offer the Units to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the Units. Unless they are successful in selling all of the Units and we receive the maximum amount of proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

RISKS RELATED TO OUR MANAGEMENT AND CONTROL PERSONS

Because Andrew Gaudet and Leon Golden currently own 100% of our outstanding Common Stock equally between themselves, investors may find that corporate decisions influenced by Mr. Gaudet and Mr. Golden are inconsistent with the best interests of other stockholders.

Mr. Gaudet and Mr. Golden, our two officers and directors, currently own 100% of the outstanding shares of our Common Stock equally between themselves, and, upon completion of this Offering, would own 60% of our outstanding Common Stock if the maximum number of Units are sold. Accordingly, Mr. Gaudet and Mr. Golden will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Gaudet and Mr. Golden may still differ from the interests of the other stockholders.

Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of our CEO, President and Chief Financial Officer because of the time and effort that they devote to us. They are in charge of overseeing all development strategies, supervising any/all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform, and the establishment of our future sales team. Their loss, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. We do not maintain “key person” life insurance on our officers, directors or key employees. Our success will depend on the performance of Mr. Gaudet and Mr. Golden and our ability to attract and motivate other key personnel.

Presently, our President and Chief Financial Officer have other outside activities and as such they are not devoting all of their time to us, which may result in periodic interruptions or business failure.

Our two officers and directors, Mr. Gaudet and Mr. Golden, have other outside activities and as such, they are not devoting all of their time to us, which could cause our business to fail.   Mr. Gaudet’s committed to devote approximately 30 to 40 hours per week to our operations. Mr. Golden will also provide up to 20 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Gaudet and Mr. Golden are unavailable, which may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

The lack of public company experience of our two officers and directors could adversely impact our ability to comply with the reporting requirements of U.S. Securities laws.

Our two officers and directors, Mr. Andrew Gaudet and Mr. Golden, have no experience managing a public company, which could adversely impact our ability to comply with legal, regulatory, and reporting requirements of U.S. Securities laws.  Our management may not be able to implement programs and policies in an effective and timely manner to adequately respond to such legal, regulatory and reporting requirements, including the establishment and maintenance of internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, which are necessary to maintain public company status. If we were to fail to fulfill those obligations, our ability to operate as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company. Our ability to operate successfully may depend on our ability to attract and retain qualified personnel with appropriate experience in the management of a public company.  Our ability to find and retain qualified personnel on our terms and budget may be very limited.

RISKS RELATED TO OUR BUSINESS

The daily deal website industry has experienced rapid growth over a short period of time, and it is uncertain whether this market will continue to develop or whether it can be maintained. If we are unable to successfully respond to changes in the market, our business could be harmed.

Our industry has grown rapidly as merchants and consumers have increasingly used the Internet marketplace. Further, the daily deal website industry is relatively new and with the success of companies like Groupon and Living Social, has seen a flood of new participants seeking to enter this space. Accordingly, given the limited history, it is difficult to predict whether this market will continue to grow or whether it can be maintained. It is foreseeable that merchants or subscribers could broadly determine that they no longer believe in the value of our proposed products. If this occurs we could see a substantial negative effect upon the market. Our success will depend on our ability to adjust our strategy to meet the changing market dynamics. If we are unable to do so, our business could be harmed.

If we fail to acquire subscribers to purchase our proposed products, our business will be significantly harmed.

We must acquire subscribers to purchase our proposed products in order to generate revenue and achieve profitability. We cannot assure you that any revenue that we may generate will ultimately exceed the costs involved with acquiring new subscribers. If subscribers do not perceive our offers to be of high value and quality or if we fail to introduce new deals or deals customized to our subscribers’ interests, we may not be able to acquire or retain subscribers.

We believe that many of our new subscribers will originate from word-of-mouth and non-paid referrals from existing subscribers, and therefore we must ensure that our existing subscribers remain satisfied and loyal to our company in order to continue receiving those referrals. Once we establish a subscriber base, if our efforts to satisfy our established subscribers are not successful, we may not be able to acquire new subscribers in sufficient numbers to continue to grow our business or we may be required to incur significantly higher marketing expenses in order to acquire new subscribers. A decline in the number of subscribers or subscriber satisfaction would have an adverse effect on our business, financial condition and results of operations.

Our business model may limit our ability to generate significant revenues and to operate profitably, which could cause us to cease all operations.

Our business model may not be sufficiently designed to withstand competition from larger, more established daily deal companies because, compared to our competitors, we will offer merchants a larger percentage of revenue generated from our business.   Within our business model, for each completed transaction, 70% of the revenue will be distributed to the merchant and 30% of the revenue will be distributed to us. Of the 30% distributed to us, we will deduct a pro rata portion (based on the purchase price of the deal) of our overall business operating expenses and the costs associated with offering the deal, not to exceed 20% of the revenue received from the transaction.  Such operating expenses and costs will include our marketing costs, wages, consulting fees, costs associated with establishing and maintaining our website, and general and administrative costs.

If we are unable to maintain favorable terms with our merchants, our expected profits may be adversely affected.

The success of our business depends in part on our ability to retain and increase the number of merchants who use our proposed website or applications. When a merchant partners with us to offer a deal for its products or services, that merchant will receive seventy percent (70%) of the revenue from each product or service sold. If our merchants decide that utilizing our website or applications does not provide an effective means of attracting customers or selling their goods and services, they may demand a higher percentage of the revenue from each product sold or discontinue using our services, either of which would adversely affect our profits.

If our merchants do not meet the needs and expectations of our subscribers, our business could suffer.

Our business will depend on having a reputation for providing high-quality deals from highly rated merchants in the local community; as a result, our brand name and reputation may be harmed by actions taken by merchants that are beyond our control. Any shortcomings of any of our merchants, particularly with respect to the quality or value of the deal offered, may be mistakenly attributed to us, thus damaging our reputation, brand value and potentially affecting our results of operations. In addition, negative publicity and subscriber sentiment generated as a result of fraudulent or deceptive conduct by our merchants could damage our reputation, reduce our ability to attract new subscribers or retain our current subscribers, and diminish the value of our brand.

Our business is highly competitive which presents an ongoing threat to the success of our business.

We expect competition in e-commerce, generally, and daily deal websites, in particular, to continue to increase because there are no significant barriers to entry into this market. Recently, a substantial number of daily deal websites have emerged nationally. In addition to these new competitors, we expect to compete against large Internet and technology-based businesses, such as Facebook®, Google® and Microsoft®, each of which has launched initiatives which are directly competitive to our business. We also expect to compete against other Internet websites that are focused on specific communities or interests and offer coupons or discount arrangements related to such communities or interests. We will also compete with traditional offline coupon and discount services, as well as newspapers, magazines and other traditional media companies who provide coupons and discounts on products and services.

Many of our current and potential competitors have longer operating histories, significantly greater financial, marketing and other resources and larger subscriber bases than we do. These factors may allow our competitors to benefit from their existing subscriber base with lower customer acquisition costs or to respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger subscriber bases or generate revenue from their subscriber bases more effectively than we do. Our competitors may offer deals that are similar to the deals we offer or that achieve greater market acceptance than the deals we offer. This could scare subscribers away from our website, reduce our market share and adversely impact our expected gross profit.

We cannot assure you that we will be able to manage our growth effectively.

We plan to experience growth in demand for our future products once we are able to launch our proposed website platform. We expect our number of employees, subscribers and merchants to increase significantly once we launch our platform, and we expect our growth to continue for the foreseeable future. The growth and expansion of our business and product offerings could place significant demands on our management and our operational and financial resources. We will need to manage multiple relations with various merchants, subscribers, website developers and other third parties. To effectively manage our growth, we will need to continually implement operational plans and strategies, improve and expand our infrastructure of people and information systems, and train and manage our employee base. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

The implementation of the CARD Act and similar state laws may harm our business and results of operations.

Our intended products may be considered gift cards, gift certificates, stored value cards or prepaid cards and therefore governed by, among other laws, the CARD Act and similar state laws governing such matters. Many of these laws contain provisions governing the use of gift cards, gift certificates, stored value cards or prepaid cards, including specific disclosure requirements and prohibitions or limitations on the use of expiration dates and the imposition of certain fees. For example, if our intended products are subject to the CARD Act, it is possible that the purchase value, which is the amount equal to the price paid for a Daily Deal, for example, or the promotional value, which is the add-on value of the Daily Deal in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the Daily Deal was issued; (ii) the Daily Deal's stated expiration date (if any); or (iii) a later date provided by applicable state law. In the event that it is determined that our intended products are subject to the CARD Act or any similar state law or regulation, our liabilities with respect to unredeemed deals may be materially higher than the amounts shown in our future financial statements and we may be subject to additional fines and penalties. In addition, if federal or state laws require that the face value of our future offered deals have a minimum expiration period beyond the period desired by a merchant for its promotional program, or no expiration period, this may affect the willingness of merchants to issue deals through our website or applications in jurisdictions where these laws apply, which could have a material negative impact upon our business.

Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We will be subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce, including the e-commerce marketplace that we intend to create through our website. These regulations and laws may involve taxation, tariffs, subscriber privacy, data protection, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services and the characteristics and quality of services. It is not clear how existing or future laws governing such issues will affect the Internet, e-commerce or our business.  Failure to comply with these laws and regulations could result in substantial fines or suspension of our operations, which would substantially harm our business and financial results.

New tax treatment of companies engaged in Internet commerce may adversely affect the use of our proposed website and products and harm our business operations.

Due to the global nature of the Internet, it is possible that various states and Provinces might attempt to regulate our transactions or levy sales, income or other taxes relating to our activities. Tax authorities at the federal, state, Provincial and local levels are currently reviewing the appropriate treatment of companies engaged in Internet commerce. New or revised federal, state or local tax regulations may subject us or our subscribers to additional sales, income and other taxes. We cannot predict the effect of current attempts to impose sales, income or other taxes on commerce over the Internet. New or revised taxes and, in particular, sales taxes and similar taxes would likely increase the cost of doing business online and decrease the attractiveness of advertising and selling goods and services over the Internet. New taxes could also create significant increases in internal costs necessary to capture data, and collect and remit taxes. Any of these events could have an adverse effect on our business and results of operations.

Failure to comply with existing federal, state and Provincial privacy laws and regulations, or the enactment of new privacy laws or regulations, could adversely affect our business.

A variety of federal, state and Provincial laws and regulations govern the collection, use, retention, sharing and security of consumer data. The existing privacy-related laws and regulations are evolving and subject to potentially differing interpretations. In addition, various federal and state legislative and regulatory bodies may expand current or enact new laws regarding privacy matters. For example, recently there have been Congressional hearings and increased attention on the capture and use of location-based information relating to users of smartphones and other mobile devices. We intend to post privacy policies and practices concerning the collection, use and disclosure of subscriber data on our website and future products. Several Internet companies have incurred penalties for failing to abide by the representations made in their privacy policies and practices. In addition, several states have adopted legislation that requires businesses to implement and maintain reasonable security procedures and practices to protect sensitive personal information and to provide notice to consumers in the event of a security breach. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any data-related consent orders, Federal Trade Commission requirements or orders or other federal or state privacy or consumer protection-related laws, regulations or industry self-regulatory principles could result in claims, proceedings or actions against us by governmental entities or others, or other liabilities, which could adversely affect our business. In addition, a failure or perceived failure to comply with industry standards or with our own privacy policies and practices could result in a loss of subscribers or merchants and adversely affect our business.

The success of our business will depend on our ability to develop a website platform capable of sustaining rapid growth and development; any significant disruption in service on our website or applications could result in a loss of subscribers or merchants.

Subscribers will access our deals through our proposed website and applications for mobile devices and tablets. Our reputation and ability to acquire, retain and serve our subscribers will be dependent upon the reliable performance of our website and applications and the underlying network infrastructure. As our subscriber base and the amount of information shared on our website and applications begin to grow, we will need an increasing amount of network capacity and computing power. We intend to employ an information technology team to handle the traffic to our website and applications. The operation of these systems will be expensive and complex and could result in operational failures. In the event that our subscriber base or the amount of traffic to our website and applications grows more quickly than anticipated, we may be required to incur significant additional costs for the repair or maintenance of our infrastructure and the hiring of additional technical personnel. Interruptions in our systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or performance of our website and applications, prevent our subscribers from accessing our website or applications and as a result, significantly harm our business.

Our company will rely entirely on online commerce to conduct secure sales transactions over the Internet. Outdated technologies, security breaches to our systems, or problems with our Internet infrastructure could cause interruptions to our business, impact our reputation with customers and harm our operating results.

Our Company will rely entirely on online commerce to offer our proposed products and services.  Online commerce is rapidly evolving and a fundamental aspect of our business will be our ability to keep up with these changes.  If we fail to respond to technological changes or to adequately maintain, upgrade or develop our proposed website platform and the systems used to process subscribers’ purchases, we will not be able to keep up with the rapid growth of online commerce and our business could fail.  Further, a fundamental requirement for online commerce is the secure transmission of confidential information over public networks.  Our proposed website platform will store and transmit merchants’ and subscribers’ information, some of which may be private, and security breaches or glitches in our Internet infrastructure could expose us to a risk of loss of this information and result in potential liability and litigation. Like all websites, our website is vulnerable to computer viruses, technical failures, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personally identifiable or other confidential information. If we experience compromises to our security, malfunctions in our Internet infrastructure, a complete shutdown of our proposed website, or the loss or unauthorized disclosure of confidential information, our intended merchants or subscribers may lose trust and confidence in us.  Any one of these factors could harm our business, prospects, financial condition and results of operations.

Our business may be subject to seasonal sales fluctuations which could result in volatility or have an adverse effect on the market price of our Common Stock.

Our business, like that of our merchants, may be subject to some degree of sales seasonality. As we grow our company, these seasonal fluctuations may become more evident. Seasonality may cause our working capital cash flow requirements to vary from quarter to quarter depending on the variability in the volume and timing of sales. These factors, among other things, make forecasting more difficult and may adversely affect our ability to manage working capital and to predict financial results accurately, which could adversely affect the market price of our Common Stock.

We will be subject to payments-related risks.

We plan to accept payments using a variety of methods, including credit cards, debit cards and gift certificates. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we will pay interchange and other fees, which may increase over time, raise our operating costs and lower our profitability. We will rely on third parties to provide payment processing services, including the processing of credit cards and debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from consumers or facilitate other types of online payments, and our business and operating results could be adversely affected.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, “emerging growth companies” can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”

RISKS RELATING TO THE COMMON STOCK

Our common stock price may fluctuate significantly and you may lose all or part of your investment.

The market price of our Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond our control, including the following:

●	services by the Company or its competitors;
●	additions or departures of key personnel;
●	our ability to execute our business plan;
●	operating results that fall below expectations;
●	industry developments;
●	economic and other external factors; and
●	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our two officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell Units of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

There are substantial penalties that could be imposed upon us if we fail to comply with all regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending May 31, 2014, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their Shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTCBB market-maker for sponsorship of our securities on the OTCBB. However, there is no guarantee that our Shares will be traded on the OTCBB, or, if traded, a public market may not materialize. If our Common Stock is not traded on the OTCBB or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

Our Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their Units.

Our Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Because our Certificate of Incorporation and Bylaws and Nevada law limit the liability of our officers, directors, and others, shareholders may have no recourse for acts performed in good faith.

Our Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to us and our stockholders; further, we are prepared to give such indemnification to our existing and future directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under any employment agreements we may have with our officers and directors. The foregoing indemnification obligations could result in our incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage us from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by our stockholders against our existing and future directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

Because we have the discretion to not register our shares of common stock under Section 12 of the Securities Exchange Act of 1934, we would not be immediately subject to the certain reporting obligations of Section 12 registrants.
Under Section 15(d) of the Exchange Act of 1934, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. Although we plan to register our shares of common stock pursuant to Section 12(g) of the Securities Exchange Act upon the effectiveness of this registration statement of which this prospectus forms a part, if we failed to do so we would not be subject to certain reporting requirements required of Section 12(g) filers. These requirements include the proxy rules, the filing of ownership reports by our officers, directors, and 10% share holders and Regulation 13D pertaining to ownership reports required to be filed by 5% shareholders. As a result, there would be less information about these matters than if we were subject to Section 12 of the Securities Exchange Act of 1934.

We do not expect a separate public trading market to commence for the warrants being issued in this Offering, as they will no longer be warrants once they are exercised, and investors will require an effective registration statement to sell the common stock.

Warrant holders may seek to exercise their warrants to obtain common stock that they could sell in the public market. However, an effective registration statement and current prospectus must exist for the warrant holders to exercise their warrants. In the event a current prospectus is not available when a warrant holder wishes to exercise, the warrant holder will be unable to exercise their warrants at such time that the warrant holder wishes or when it would be economically advisable for the warrant holder. Upon exercise, the underlying common stock can be sold pursuant to this prospectus (which we intend to update for the earlier of September 30, 2017, the date the warrants expire, or until all the warrants have been exercised). There is no assurance that we will be able to keep such prospectus effective for that long.  In the event that the prospectus is not effective at a time that the shareholder wishes to sell common stock underlying the warrants, the shareholder may find it difficult to sell such common stock.

If we do not keep this registration statement and prospectus updated for the term of the warrants, the stockholders will not be able to exercise the warrants.

While we intend to keep this registration statement prospectus updated until September 30, 2017, we may not be able to do so, nor will we necessarily be providing adequate public financial information to allow the holders to sell the common stock underlying the warrants. Accordingly, investors will not be able to exercise their warrants and sell the underlying common stock at a time when it is beneficial to do so.

In order to keep the prospectus effective, we will be required to, among other actions, file post-effective amendments to the registration statement containing current financial and other information. Each such registration statement will have to be filed with, and declared effective by the Securities and Exchange Commission.  We have no assurance that such post-effective amendments will be declared effective.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our Units, the offering price and other terms and conditions relative to our Units have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the Units or the fairness of the offering price used for the Units.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $30,000 if all of the Units of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the Units being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Units Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
6,000,000 Units (20%)	$6,000			($6,500)	Website Platform Development(3)	$-0-
		SEC Filings	$1,000		Website Maintenance	$-0-
		Transfer Agent	$1,000		Marketing	$-0-
		Misc. Expenses	$500		Sales Staff	$-0-
		Legal & Accounting	$10,000		Working Capital(2)	$-0-

		TOTAL	$12,500		TOTAL	$0
15,000,000 Units (50%)	$15,000			$2,500	Website Platform Development(3)	$2,500
		SEC Filings	$1,000		Website Maintenance	$0
		Transfer Agent	$1,000		Marketing	$0
		Misc. Expenses	$500		Sales Staff	$0
		Legal & Accounting	$10,500		Working Capital(2)	$0

		TOTAL	$12,500		TOTAL	$2,500
22,500,000 Units (75%)	$22,500			$10,000	Website Platform Development(3)	$5,000
		SEC Filings	$1,000		Website Maintenance	$0
		Transfer Agent	$1,000		Marketing	$4,000
		Misc. Expenses	$500		Sales Staff	$0
		Legal & Accounting	$10,000		Working Capital(2)	$1,000

		TOTAL	$12,500		TOTAL	$10,000
30,000,000Units (100%)	$30,000			$17,500	Website Platform Development(3)	$5,000
		SEC Filings	$1,000		Website Maintenance	$2,500
		Transfer Agent	$1,000		Marketing	$5,000
		Misc. Expenses	$500		Sales Staff	$0
		Legal & Accounting	$10,000		Working Capital(2)	$5,000

		TOTAL	$12,500		TOTAL	$17,500

(1) Offering expenses have been rounded to $10,000 and have been partially paid from initial contributions from selling of founder shares to Andrew Gaudet and Leon Golden, our two officers and directors.
(2) General Working Capital may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general and miscellaneous operating expenses. Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.
(3) Our website developer is currently working on completing the initial version of the website. Once completed and both front and backend platforms are functioning we will move to a beta testing site. The layout has not been fully approved at this point. We have capitalized $7,500 so far in costs and expect to incur no more than an additional $5,000 in costs.

If 100% of the offered Units are sold we will receive the maximum proceeds of $30,000. We intend to allocate $5,000 to the development of our proposed website platform. We will also budget $2,500 to pay independent website developers for the continued maintenance of our platform through the first twelve months. We do not intend to employ any employees for the first twelve months since Mr. Gaudet and Mr. Golden will be acting as sales representatives for the company and paid on a commission basis in order to keep first year operating expenses to a minimal. We hope to employ sales representatives in about 18 months. We plan to hire a marketing firm during the fourth month following this Offering to launch a marketing campaign lasting eight months. For this marketing campaign, we will budget $5,000. Further, we will use $5,000 of our net proceeds for working capital, including administrative and professional fees.

If 75% of the offered Units are sold we will receive $10,000, after repaying offering expenses.  We will allocate $5,000 to the development of our proposed website platform. We do not intend to employ any employees for the first twelve months since Mr. Gaudet and Mr. Golden will be acting as sales representatives for the company and paid on a commission basis in order to keep first year operating expenses to a minimal. We hope to employ sales representatives in about 18 months. We plan to hire a marketing firm during the fourth month following this Offering, and launch a marketing campaign lasting eight months. For this marketing we will budget $4,000. Only $1,000 of our net proceeds will be allocated as working capital for administrative and professional fees.

 If 50% of the offered Units are sold we will receive $2,500, after repaying offering expenses.  In this instance, we still plan to allocate $2,500 to the development of our proposed website platform. We will not hire a marketing firm during the first twelve (12) months.  Nothing will be allocated towards working capital for administrative and professional fees. We do not intend to employ any employees for the first twelve months since Mr. Gaudet and Mr. Golden will be acting as sales representatives for the company and paid on a commission basis in order to keep first year operating expenses to a minimal. We hope to employ sales representatives in about 18 months.

If 20% of the offered Units are sold we will receive $(6,500), after repaying offering expenses.   We will need to raise more debt or equity capital to commence operations.

The funds from this Offering will not be used to pay Mr. Gaudet or Mr. Golden for their services to us, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that we will raise any funds through this Offering and if a limited amount of funds are raised, we will use such funds according to our best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by us, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds on terms acceptable to us, as we have not received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, we have 45,000,000 shares of Common Stock issued and outstanding. We are registering an additional 30,000,000 shares of our Common Stock for sale at the price of $0.001 per share and 30,000,000 shares of our Common Stock underlying the warrants in the Units. A warrant is exercisable at $0.25 per share into one share of Common Stock and expires on September 30, 2017. If all the warrants are exercised, we will raise an additional $7,500,000.  There is no arrangement to address the possible effect of the Offering on the price of the stock.

The Units are being offered by us on a “best efforts” basis and there can be no assurance that all or any of the Units offered will be subscribed.  If less than the maximum proceeds are available to us, our development and prospects could be adversely affected.  There is no minimum offering required for this Offering to close. All funds received as a result of this offering will be immediately available to us for our general business purposes.

We cannot assure you that all or any of the Units offered under this prospectus will be sold. No one has committed to purchase any of the Units offered. Therefore, we may sell only a nominal amount of shares, in which case our ability to execute our business plan might be negatively impacted.

If it turns out that we have not raised enough money to effectuate our business plan, we will try to raise additional funds from a second public offering, a private placement or loans. At the present time, we have not made any plans to raise additional money and there is no assurance that we would be able to raise additional money in the future. If we need additional money and are not successful, we will have to suspend or cease operations.

We will sell the shares in this Offering through our officers and directors.

In connection with our selling efforts in the Offering, Andrew Gaudet and Mr. Golden will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Gaudet and Mr. Golden are not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Gaudet and Mr. Golden will not be compensated in connection with their participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Gaudet and Mr. Golden are not, nor have they been within the past 12 months, a broker or dealer, and they are not, nor have they been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Gaudet and Mr. Golden will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Gaudet and Mr. Golden have not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past 12 months. Additionally, they have not and will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

As our officers and directors will sell the shares being offered pursuant to this Offering, Regulation M prohibits us and our officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officers and directors from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this Offering.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those states only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition, and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

●	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
●	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
●	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
●	contains a toll-free telephone number for inquiries on disciplinary actions;
●	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,
●	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

●	bid and offer quotations for the penny stock;
●	details of the compensation of the broker-dealer and its salesperson in the transaction;
●	the number of Units to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,
●	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

The Offering will commence promptly after the date of this prospectus and close no later than six months after the date of this prospectus. However, we may extend the Offering for up to 90 days following the six month offering period. We plan to continue to update the registration statement and prospectus for the exercise of the warrants that comprise the Units even after the Offering of the Units has terminated.

Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any Units in this Offering, you must:

1. receive, review and execute and deliver a Subscription Agreement; and

2. deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon our acceptance of a Subscription Agreement and receipt of full payment, we shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 30,000,000Units of our Common Stock at a price of $0.001 per share. The following table sets forth the number of Units of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 30,000,000Units of Common Stock will be sold.

	Units Issued		Total Consideration			Price Per Share
	Number of Units	Percent	Amount		Percent
Existing Shareholder	45,000,000	60%	$12, 150	(1)	28.79%	$0.00027
Purchasers of Units	30,000,000	40%	$30,000		71.09%	$0.001
Total	75,000,000	100%	$42,200		100%

(1)
Pursuant to the Organizational Minutes of our company, we issued 45,000,000 shares of our Common Stock, $0.0001 par value per share as follows: 22,500,000 shares of common stock to our President, Mr. Andrew Gaudet at $0.00027 for total consideration of $6,075; and 22,500,000 shares of common stock to our Chief Financial Officer, Mr. Leon Golden at $0.00027 for total consideration of $6,075.

The historical net tangible book value as of May 31, 2013 was ($6,279) or ($0.000139) per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of May 31, 2013. Adjusted to give effect to the receipt of net proceeds of $17,500 from the sale of the maximum of 30,000,000 shares of common stock for gross proceeds of $30,000, net tangible book value will be approximately $0.000149 per share. This will represent an immediate increase of approximately $0.00001 per share to existing stockholders and an immediate and substantial dilution of approximately $0.000049 per share, or approximately 49%, to new investors purchasing our securities in this offering. Dilution in pro forma net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the pro forma net tangible book value per share of our common stock immediately following this offering.

If 100% of the offered Units are sold we will receive the maximum proceeds of $17,500, after offering expenses have been deducted. If 75% of the offered Units are sold we will receive $10,000 after offering expenses have been deducted. If 50% of the offered Units are sold we would receive $2,500 after offering expenses have been deducted.  We must sell 12,000,000 Units (or 40% of the Offering) to cover the estimated costs of this Offering. If we sell less than 12,000,000 of our Units under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We currently are using a portion of our Chief Financial Officer’s home as our corporate headquarters. This space is located at 2470 East 16th Street, Brooklyn, NY 11235 and we are using the space rent-free. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Until recently, our authorized capital stock consisted of 250,000,000 shares of common stock, with a par value of $0.0001 per share.  On June 19, 2013, however, we amended our articles of incorporation to authorize 1,000,000 shares of preferred stock with a par value of $0.001 per share. As of September 11, 2013, there were 45,000,000 shares of our common stock issued and outstanding. Our shares are held by two (2) stockholders of record. We have not issued any shares of preferred stock.

The common stock and warrants offered hereby will be sold in Units, with each Unit consisting of one share of common stock and a warrant to purchase one share of common stock. Units will not be issued or certificated. Each warrant will have an exercise price of $0.25 per share. The shares of common stock and warrants are immediately separable and will be issued separately. The shares of common stock issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus.

If all the Units are subscribed for in this Offering, there will be a total of 75,000,000 shares of common stock issued and outstanding. If all the warrants are exercised, there will be an additional 30,000,000 shares for a total of 105,000,000 shares of common stock issued and outstanding.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by  our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.
The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.
Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.
Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.
The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

8.	Any other relative rights, preferences and limitations of that series

Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one (1) or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities. The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below.

Each Unit includes a warrant to purchase one share of common stock. Warrants will entitle the holder to purchase shares of common stock for an exercise price equal to $0.25 per share. The warrants are exercisable beginning upon issuance and expire on September 30, 2017.

The exercise price and the number of shares issuable upon exercise of the warrants is subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splitschar, stock combinations, reclassifications, reorganizations or similar events affecting our common stock, and also upon any distributions of assets, including cash, stock or other property to our stockholders. The warrant holders must pay the exercise price in cash upon exercise of the warrants.  After the close of business on the expiration date, unexercised warrants will become void.

In addition, in the event we consummate a merger or consolidation with or into another person or other reorganization event in which our common shares are converted or exchange for securities, cash or other property, or we sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of our assets or we or another person acquire 50% or more of our outstanding common shares, then following such event, the holders of the warrants will be entitled to receive upon exercise of the warrants the same kind and amount of securities, cash or property which the holders would have received had they exercised the warrants immediately prior to such fundamental transaction.

Upon the holder’s exercise of a warrant, we will issue the shares of common stock issuable upon exercise of the warrant within three business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the warrant.

Prior to the exercise of any warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

Transfer Agent and Registrar

Our transfer agent is VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516 and its phone number is (212) 828-8436. The transfer agent is responsible for all record-keeping and administrative functions in connection with our shares of capital stock.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTCBB, there is no assurance that our application will be approved. An application for quotation on the OTCBB must be submitted by one or more market makers who: 1) are approved by the FINRA; 2) who agree to sponsor the security; and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTCBB. In order for a security to be eligible for quotation by a market maker on the OTCBB, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTCBB and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTCBB upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our Common Stock will be traded on the OTCBB or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding securities are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, securities that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founder of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

Recent Sales of Unregistered Securities

On April 30, 2013, we issued 45,000,000 shares of our Common Stock, $0.0001 par value per share as follows: 22,500,000 shares of common stock to our President, Mr. Andrew Gaudet at $0.00027 per share for total consideration of $6,075; and 22,500,000 shares of common stock to our Chief Financial Officer, Mr. Leon Golden at $0.00027 per share for total consideration of $6,075.

DESCRIPTION OF BUSINESS

Company Overview

We were incorporated in the State of Nevada on April 10, 2013.  Our company plans to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through our website located at www.usellisave.com. Our corporate headquarters are located at 2470 East 16th Street, Brooklyn, NY 11235, but we plan to launch our business throughout the Greater Toronto Area.

We plan to be an Internet-based company that provides daily deals/coupons to consumers within the Greater Toronto Area. Our goal is to utilize the business models of companies such as Groupon® and Living Social® to design and develop a daily deal e-commerce company that will focus on consumer goods, services and restaurant deals. The deals we will offer on www.usellisave.com will be discounts on family vacation packages, outdoor activities, restaurants, consumer services and more.

Consumer spending on deal-a-day offers is poised to grow more than 35% to reach $3.9 billion in the US by 2015, according to a March 2011 forecast by BIA/Kelsey. http://www.emarketer.com/Article/Bright-Future-Daily-Deal-Sites/1008283. While consumers may still be interested in great deals and enjoy purchasing them, dedicated deal operators are finding it tougher to grow profitably. Some analysts believe the industry is due for a shakeout this year. http://www.marketingforecast.com/daily-deal-industry-to-evolve/#sthash.fxd9JqV8.dpbs. One difficulty is that a significant number of merchants have decided that running these offers does little to help the bottom line in the long run. Only 3% of businesses in one recent survey believe that the deals bring in repeat customers. http://www.marketingforecast.com/daily-deal-industry-to-evolve/#sthash.fxd9JqV8.dpbs.

Shares of Groupon are down by nearly 80 percent since going public last year and, its competitor, Living Social, plans to lay off as many as 400 employees, after reporting a net loss of more than $560 million in the third quarter. http://www.npr.org/2012/12/04/166436206/whats-next-for-the-daily-deal-business-model. Struggles among these leader companies have raised questions about the future of the daily deal strategy, and whether a company like ours can stay in business.

In light of these concerns, we anticipate having difficulties achieving and sustaining our business model. We believe there is a low barrier to entry for this business model. All a potential competitor needs is an innovative idea and a list of subscribers and marketers to begin churning out deals. http://www.marketingforecast.com/daily-deal-industry-to-evolve/#sthash.fxd9JqV8.dpbs . As a result, numerous deals companies entered the space, the market became overcrowded, the deals redundant, and merchants grew frustrated once they realized that offering a deal doesn’t necessarily help their business. http://www.usatoday.com/story/money/business/2013/03/04/daily-deals-companies-new-strategy/1962489/.

Analysts believe that daily deal companies will not fade away, but they will need to evolve to stay in business.  We plan to enter the Greater Toronto market with daily deals, and attempt to employ the following strategies to compete and survive in this space (source - http://www.usatoday.com/story/money/business/2013/03/04/daily-deals-companies-new-strategy/1962489/):

1.	Offer deals that stand out. Instead of offering the constant barrage of discounts on random products and services, we will attempt to offer deals that encourage customers to try new things.

2.
Find other ways to make money.  In the long run, after we have set up our website and have begun offering daily deals, we will need to learn to monetize in other ways, such as leveraging data that we have collected or building partnerships with successful merchants. For example, we could partner with merchants by offering coupons and promotional offers.

3.
Realize who your customer is. In reality, the merchants are the customers. In order to survive, the daily deals have to pay off for merchants. To pay off, merchants need new customers and deals need to focus on that effort. For instance, we could advertise real-time, hyper-local deals on lunch and dinner spots. New restaurants in the Greater Toronto area should prefer to offer discounted meals when the seats at their restaurants are empty.  Once patrons know of the restaurant and enjoy the meal, they are more likely to be repeat customers.

4.
Be scalable.  We will have to acquire a lot of customers to attract merchants. The deals that merchants offer are deeply discounted deals, so to maintain merchants our customers will have to be repeat customers and the more customers we have the more likely merchants will see that result.

Our two officers and directors have only recently become interested in creating an Internet-based company, and do not have any professional training or technical credentials in the development and maintenance of websites or a daily/weekly coupon website company. Nevertheless, Mr. Gaudet has several years of management experience and intends to devote a significant amount of time and effort to our business. He is in charge of overseeing all development strategies, supervising any and all future personnel, including any consultants or contractors that we will engage to assist in developing our website platform and the establishment of our future sales team.   Mr. Golden has money years of experience as an accountant and tax preparer.  Mr. Golden will be responsible for maintaining the company’s financial records.

To this end, we have already retained a qualified website developer on a contract basis to build the website platform that we envision. Once we are able to develop our proposed website platform, we will initially provide consumers with savings and help families discover new things to do, see, eat, and buy within the Greater Toronto Area.

Current Operations

Since inception, our operations have consisted of the incorporation of our Company in the State of Nevada, the organization of our business and the design of our web page and business model.  We have conducted Internet research of the online deal-a-day industry to determine whether our business plan can become a viable and profitable business as we move forward.

We have written an extensive business plan in which we have identified several potential merchants in the local community whose products and services we intend to offer discounts and deals on and have determined the types of products which we intend to offer through our proposed website platform.  Further, we have enlisted the services of a web developer to design our company logo and initial mockups of our proposed website. The full scope of the products we intend to offer is mapped out in our “Products and Services” section below.

Industry Overview and Market Opportunity

We will attempt to gain market share in the daily deal e-commerce industry. As the Internet continues to change the way that people shop for products and services, we believe there is enormous potential for developing an Internet-based company. We have considered the slowing trend of the industry, but we believe with the right approach, we will be able to enter and maintain a presence in this space. Companies in this industry generally operate using the same essential equation to produce revenue:

Daily Reach    X    Deal Quality    =     Revenue

Within this simple equation, Daily Reach is defined as the number of people that view your daily deals each day. Deal Quality is defined as the value a consumer sees in a given deal. We intend to utilize many of the same features that the larger industry leaders use in order to enhance Daily Reach and Deal Quality.

We intend for our first market to be located around the Greater Toronto Area.  We feel that there is a large population of families in this area to successfully launch and beta test our proposed website.

Consumers will be able to subscribe to our proposed website by visiting us at www.usellisave.com and registering with us.  Registration is a one-step process where the consumer simply provides us with their e-mail address where we can send our offers.  We intend to help consumers save money by offering subscribers to our website daily deal coupons from merchants in the local community as well as specialty products and services that we intend to sell online.  Our services will also be beneficial to the merchants because we will be driving consumers to their businesses.  The main business sectors which we feel will benefit the most from our proposed platform and which we intend to offer our daily deals from, are as follows:

Within these business sectors, we plan to target families in the Greater Toronto Area.  Our strategy will be to will capitalize on family-oriented deals. Family-oriented deals refer to those deals for products and services that we believe are suitable and content-appropriate for all members of the average family and that are designed for family members to use and enjoy together with the following types of products and services: restaurant deals, spa and health club deals, consumer electronic deals, cash wash deals, hotel and resort packages, winery tours, music and theatrical events.

As we grow over time and collect a large backlog of deals to offer, we may begin to feature multiple deals per city per day, which will be matched to different types of subscribers based on their personal preferences. We intend to set our future products apart from the competition by offering higher payouts to merchants.

For each completed transaction, 70% of the revenue will be distributed to the merchant and 30% of the revenue will be distributed to us.

This payout structure will be the same for each deal. Accordingly, we will adjust the purchase price of each deal to cover the respective amounts to be paid to the merchant and to us. As a result, the purchase price of a deal may be higher than what a consumer may be willing to pay.  This could affect our ability to sell our intended deals, acquire large numbers of subscribers, gain market acceptance of our products and services or become profitable in the near future.

An example of a typical www.usellisave.com Daily payout will be as follows:

●
$25 for $50 worth of products or services.  Here, the consumer will receive a 50% discount.  For each deal that we intend to offer, the percentage discount to the consumer will range from 50 – 90% off the retail value, to be determined by the merchants based on their in-house costs.

●	Of the $25 paid by the consumer, 70% ($17.50) will be distributed to the merchant and 30% ($7.50) will be distributed to us.

According to our industry research, most daily deal companies offer 50% of the revenue to the merchant and retain 50% for their own company. http://www.cnbc.com/id/49092709. We believe that by offering a higher payout structure to our merchants we will be able to break into the industry faster and obtain a larger share of the market more quickly. We believe that our higher payout structure will entice merchants to provide us with top quality deals, thus enhancing the value of our proposed products.  However, it is unknown at this time if the large percentage of revenue that we intend to offer merchants will limit our ability to generate substantial revenues.  This may prevent us from operating profitably; if we are unable to operate profitably, we may be forced to cease all business operations.

We intend to use a portion of the 30% to cover our business operating expenses and other costs associated with offering the deal.  After these expenses have been deducted from the 30%, the remaining net profits will be distributed evenly between the sales representatives, who are our officers at the present time, and our company.

As of the date of this filing, we have not acquired a subscriber or merchant base.  We intend to attract subscribers and merchants to our proposed website through our marketing plan, as outlined below in the section entitled “Marketing and Distribution Strategy”, which shall include word-of-mouth advertising and a marketing campaign. We will seek to attract merchants by advertising our payout structure whereby 70% of the revenue generated from consumer purchases will be distributed to the merchant.  Initially, we do not intend to offer any other incentives to merchants until our business operations become profitable.

Plan of Operations, Growth Strategy and Anticipated Milestones

Until the Offering is complete, we will continue to research and develop our business model so that when we are able to raise funds from the sale of our securities, we will be ready to proceed with our plan of operations.  After the completion of this Offering, if the maximum amount of funds is generated, we believe that we will have enough proceeds to fund our plan of operations for up to twelve months.  Our business operations will be divided into the following core functions to address the needs of our merchants and subscribers.

Website Development.  The first step in realizing our business model is the design and development of our intended website platform. We have already contracted a website developer to build a custom daily deal website, as well as an in-depth back-end to our website that will allow us to store and view details about every merchant and subscriber easily upload new deals, track sales and much more. Our intended website platform will be developed based off of the initial design mockups that we have developed with the help of a designer.  The website developer that we have engaged will also integrate an e-commerce platform into our website to process credit cards and post payments to different accounts.  Our website will be hosted by a website hosting company that will host our website and applications, as well as our back-end development and analytical platform.  We have not yet secured website hosting to host our website, however, we do not foresee any problems in obtaining hosting prior to the launch of our intended website.

Once we establish a consistent revenue flow, we plan to devote a substantial portion of our resources to developing new technologies and features and improving our core technologies. We will employ an information technology team that will focus on the design and development of new features and products, maintenance of our website and development and maintenance of our internal operational systems. Eventually, we would also like our technicians to develop advanced technology to improve the experience we offer to subscribers and merchants and to increase the efficiency of our business operations.

Sales Representatives.  Mr. Gaudet will act as our sales representatives. He will help identify merchant leads and manage deal scheduling to maximize deal quality and variety within our market.  In identifying merchant leads, sales representatives will be instructed to rank local merchants based on reviews and local feedback. We hope to employ sales representatives in about 18 months. We envision that our standard contractual arrangements will grant us the exclusive right to feature certain deals for a merchant’s products and services for a limited time period and provide us with the discretion as to whether or not to offer the deal during such period. In scheduling deals, sales representatives will review deals in our merchant pool and determine which deals to offer based on the viability and quality of the deal as well as gross profit and marketing goals. Sales representatives will be given sales quotas based on category performance in a particular area, such as addressable market size and scheduling diversity. Until such a time that we are able to hire editorial writers, our future sales representatives will also be responsible for creating content for each deal we offer.

Customer Service.    Our future customer service department will be run by our President, Andrew Gaudet, and will be accessible to subscribers, merchants and the general public via telephone during normal business hours, five days a week, or via e-mail 24 hours a day, seven days a week. As of the date of this filing, we have not yet retained any customer service representatives, other than our President. We will hire additional customer service representatives, as needed, as our company grows.

Marketing. We believe that we can build a trusted and recognizable brand by delivering high deal quality to subscribers in a niche market, and by offering a payout structure to merchants that is greater than that of our competitors.  After the beta testing of our website is complete, we plan to hire a professional marketing firm full-time to advertise our brand. Once we have initiated our marketing plan, we believe that a substantial portion of our subscribers and merchants will be acquired through word-of-mouth. Our brand awareness will be an ongoing process as we try to establish our company and grow to new markets.

Growth Strategy

We hope to become an integral part of the lives of local families. We would like our website to be used on a daily basis by families that are looking to save money on quality goods and services in their local communities. The core functions of our company will ultimately work together to produce the key elements of our growth strategy. We feel that the key elements to our growth will be:

●	Grow our subscriber base.
●	Grow the number of merchants we feature.
●	Increase the number and variety of our products.
●	Expand our business beyond our initial target market in the Greater Toronto Area.
●	Expand our business through strategic acquisitions and partnerships.

Significant Milestones

As a development stage company, we have set significant milestones over the next twelve months that we hope to achieve to guide the development and growth of our company.  All expected dates that are proposed within the following milestone descriptions assume that we have received a Notice of Effectiveness from the SEC and have completed this Offering.

●
Website Development – Target time frame:  0 to 2 months from the completion of this Offering. We have hired a website developer to rework our initial mockups of our website which will initially be designed for our Daily product only. Once we have approved the layout of our website, our website developer will begin work on creating our public-facing and back-end website platforms and integrating an e-commerce platform into our website.  We have secured a website developer. We have been quoted approximately $2,500 - $7,500 for the development of our proposed daily deal website.

●
Hire a Sales Representative(s) – Target time frame:  Immediate. Mr. Gaudet is our sales representative. We will utilize our sales representative to solicit to local merchants and obtain daily deals that will be used when our website is launched.

●
Launch Website – Target time frame: 3 to 4 months from the completion of this Offering.We plan to have a backlog of at least 10 daily offers from merchants before we launch our website. The first month following the launch of our website will provide us with the beta testing of our website needed to work out any bugs that may be apparent in the coding of our website or payment platform.  The costs associated with launching our website are included in the website development fees of approximately $2,500 - $7,500, depending upon the number of Units sold under this Offering (please refer to the Website Development milestone above).

●
Hire Marketing Firm – Target time frame: 4 to 5 months from the completion of this Offering. We will hire a marketing firm full-time to develop an advertising campaign for our products in all the Greater Toronto Area. Our marketing campaign will focus on helping families save money on goods and services available in their local communities.  If 100% or 75% of the offered Units are sold under this Offering, we will budget $1,000-$2,500 for a marketing firm to market our products for a period of approximately eight months. We believe that eight months will be a sufficient amount of time to build www.usellisave.com into a trusted and recognizable brand.

●
Launch National – Target time frame: 4 to 5 months from the completion of this Offering. Once traffic on our website begins to increase and the number of our subscribers increases, which we anticipate will happen 1-2 months after the initial launch of our website, we plan to offer our National Daily Deal product which will require our sales representative(s) to expand outside of the local community to contact and secure deals from national merchants.

●
Mobile Website, Mobile and Tablet Applications and Deals on the Go – Target time frame: 5 to 6 months from the completion of this Offering. After the launch of our National Daily Deal product, we will begin the development of our mobile website and applications for smartphones and tablets, and will begin to offer our Daily Deal whereby subscribers can receive exclusive, short-term deals via their mobile devices.

●
Grow to Number of Subscribers – Target time frame: 7 to 8 months from the completion of this Offering.We believe that with the help of the professional marketing firm we intend to engage, we will obtain subscribers after 3 to 4 months of Web marketing within the Greater Toronto Area.

●
Seek Strategic Acquisitions and Partnerships – Target time frame: 13 to 16 months from the completion of this Offering.  If we are able to generate significant revenue, maintain steady business operations, and significantly increase the number of our sales representatives and employees, we will seek strategic acquisitions and partnerships with small companies throughout the United States and Canada that have a similar business model as we do, to help our company expand beyond the Greater Toronto Area.  We believe that the benefit of these acquisitions and partnerships would be to provide us with localized management and access to subscribers and merchants that we might not otherwise reach.

Marketing and Distribution Strategy

We plan to grow our subscriber base and merchant base through marketing initiatives and by word-of-mouth advertising.  After we have beta tested our website, we plan to employ a marketing firm full-time to initiate an advertising campaign for our products throughout The Greater Toronto Area. We hope to employ all forms of marketing during the campaign and to develop innovative ways to market our Company. Offline marketing tools may include traditional television, billboard or radio advertisements.  Online marketing may consist of search engine optimization, display advertisements, referral programs and affiliate marketing.

We plan to distribute our daily deals through our website, daily e-mails to all of our subscribers, social networks, and applications for smartphones and tablets that we intend to create.

www.usellisave.com Website.    Visitors to our website will be prompted to register as a subscriber when they first visit our website. We believe that the simplicity of the registration process and the immediate access to our daily deals will grow our subscriber base significantly, and thereafter subscribers will use our website as a portal for viewing and purchasing our featured Daily Deals.

     E-mail.  The daily e-mails to our subscribers will contain one featured Daily deals with a description of the deal being offered and a link to our website where the subscriber can learn more about the deal and purchase it directly.

Social Networks.    We intend to advertise our daily deals through several social networks including Facebook, Google and more.  Due to the ever-increasing popularity of social networks, we feel that advertising via social networks will significantly increase our daily reach to current and potential subscribers and raise awareness of our brand name and mission to promote family values and goodwill.

Google Key Words. Google Key Words is one of the most popular ways to optimize a website for search engines. It is to target specific keywords so that when people search for them, your website shows up as the primary result. There are several ways we will optimize this.

Search by keyword. Using Google's keyword tool, you can enter specific keywords that you want to analyze into the text box labeled "Word or Phrase." For example, if your business involves coaching others on writing, you might want to analyze the "best writing coach" keyword. You can enter multiple keywords to compare them simultaneously.

Search by URL. With Google's keyword tool, you can enter the URL of a website and have the keyword tool extract keywords from that website. You can use this option to search your competitors' websites for keyword ideas and analysis.

Look for keywords that are narrow, not broad. More specifically, keywords that have between 3,000 and 30,000 global monthly searches are the best to target. These keywords are searched frequently enough to bring in a good amount of traffic, but not so frequently that you will have too much competition.

Applications for Smartphones and Tablets. We intend to develop downloadable applications for smartphones and tablets from which subscribers will be able to access our daily deals.  Our applications will be engineered to be compatible with iPhone, Android, Blackberry and Windows mobile operating systems.

Return Policy

We intend to develop terms and conditions, including a return policy, as are customary for the type of business we engage in. Presently, we do not have any written and approved terms and conditions for sales of merchant products obtained by our daily deals. Before we fully launch our website, however, we intend to have those policies set in place.

Although we do not have a stated policy, we are considering the following written policy on returns and that format may prove acceptable. We can offer no assurance, however, that this will be the policy we eventually adopt at the time we launch our website.

30-Day Money-Back Guarantee

We offer a “30-Day Money-Back Guarantee” (Guaranteed Period). This guarantee covers the amount you paid for a Voucher (Payment) for a 30 day period following the date of your original purchase, provided the Voucher has not been redeemed and/or the Voucher expiration date has not lapsed.

Post 30 Day Returns

 After the Guaranteed Period, except as expressly provided below, no refunds, cash back, or credit will be issued for your Payment or for the Promotional Value of any Voucher, unless required by applicable state law. No refunds, cash back, or credit will be issued at any time for the Payment or Promotional Value of any partially used Voucher, unless otherwise required by applicable state law.

Exceptions

 If it’s been more than 30 days since purchase and the merchant closes up shop prior to the expiration date of the Voucher, we will refund the full amount you paid for the Voucher.

If the merchant fails to, or refuses to honor the Voucher, prior to the expiration date of the Voucher, we will refund you the full amount you paid for the Voucher.

Please be sure to review the Terms of Service you agreed to when purchasing your Voucher.

Competition

Due to the success of companies such as Groupon and Living Social, a number of competing daily deal websites have emerged attempting to replicate the same or similar business model. Our major national competitors will be Groupon, Living Social, Facebook, Google and BuyWithMe. These competitors offer substantially the same or similar products as those that we intend to offer, yet on a larger and more widespread scale. We will also compete with emerging companies, just like us, that are focused on special merchant categories or markets.  Offline competitors will include newspapers, magazines and other businesses that offer coupons and discounts on products and services in our targeted market in The Greater Toronto Area or nationwide.

Many of our current and potential competitors have longer operating histories, greater name recognition, significantly greater financial, technical, marketing and other resources, and larger subscriber and merchant bases than we do.   As a result, these competitors may engage in more extensive research and development efforts, undertake farther-reaching marketing campaigns, and adopt more aggressive pricing policies than us. These factors may allow our competitors to generate greater revenues with fewer costs, respond more quickly to new or emerging trends and changes in subscriber requirements, or achieve greater market acceptance of their products than we can.

We believe that one of our competitive strengths is our focus on the niche market of family-oriented merchants who will offer money-saving discounts on products and services designed for families and children.  There are several online companies that offer similar products or that have a similar business model as our intended business, however, we are not aware of other national or local companies in The Greater Toronto Area that are focused on this specific market.

Government Regulations

Our website, applications and other online content are subject to government regulation of the Internet in many areas, including user privacy, telecommunications, libel, data protection, consumer protection, intellectual property, advertising, taxation, and e-commerce. The application of these laws and regulations to our business is often unclear and sometimes may conflict. It may take years to determine whether and how existing laws governing those areas apply to the Internet and to our company, as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce.  Nonetheless, laws and regulations directly applicable to Internet communications, e-commerce and advertising are becoming more prevalent and due to the increasing popularity and use of the Internet, it is likely that additional laws and regulations will be adopted.  Further, the growth and development of the market for e-commerce may prompt calls for more stringent consumer protection laws, both in the United States and abroad, which may impose additional burdens on companies conducting business online.  Compliance with these laws and regulations may involve significant costs or require changes in business practices that result in reduced revenue. Noncompliance could result in penalties being imposed on us or orders that we stop the alleged noncompliant activity, either of which would substantially harm our business.

Further, there are a number of legislative proposals pending before the U.S. Congress, various state legislative bodies and foreign governments concerning data protection and many states have passed laws that require notifications to be sent to subscribers when there is a security breach of personal data. The interpretation and application of current laws regarding data protection are still uncertain and in flux. It is possible that these laws may be interpreted and applied in a manner that is inconsistent with our data practices. If so, in addition to the possibility of fines, this could result in an order requiring that we change our data and disclosure practices, which could have an adverse effect on our business. Complying with these various laws could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business.

Further, the federal Credit Card Accountability, Responsibility and Disclosure Act of 2009 (“CARD Act”), as well as the laws of most states, contain provisions governing product terms and conditions of gift cards, gift certificates, stored value or pre-paid cards or coupons ("gift cards"), such as provisions prohibiting or limiting the use of expiration dates on gift cards or the amount of fees charged in connection with gift cards, or requiring specific disclosures on or in connection with gift cards. Our proposed products will generally fall into the category of "gift cards" in many of these laws. However, the CARD Act and a number of states provide exemptions or modifications from these provisions for gift cards that are issued as part of a promotion or promotional program. If our proposed products are subject to the CARD Act, and are not included in the exemptions or modifications for promotional programs, it is possible that the purchase value, which is the amount equal to the price paid for the deal, or the promotional value, which is the add-on value of the deal in excess of the price paid, or both, may not expire before the later of (i) five years after the date on which the deal was issued; (ii) the deal’s stated expiration date (if any); or (iii) a later date provided by applicable state law. In addition, regardless of whether an exemption or modification for our proposed products applies under the CARD Act, in those states that prohibit or otherwise restrict expiration dates on gift cards and that do not have exemptions that apply to the purchase value or the promotional value, or both, we may be required to honor the full offer value (the total of purchase value and promotional value) until redeemed. Our terms of use and agreements with our merchants will require merchants to continue to honor unredeemed deals that are past the stated expiration date of the promotional value of the deal to the extent required under the applicable law.

In addition, some states also include gift cards under their unclaimed and abandoned property laws which require companies to remit to the government the value of the unredeemed balance on the gift cards after a specified period of time (generally between one and five years) and impose certain reporting and recordkeeping obligations. We may have to remit funds to the government relating to unredeemed deals under these laws. The analysis of the potential application of the unclaimed and abandoned property laws to our proposed products is be complex, involving an analysis of constitutional and statutory provisions and factual issues, including our relationship with subscribers and merchants and our future role as it relates to the issuance and delivery of our products.

We plan to apply for an Ontario business license and obtain an HST# in order to pay Ontario sales tax.

Employees and Consultants

As of the date of this filing, we have no full-time employees. We currently rely on our two officers and directors, Andrew Gaudet and Leon Golden, to manage all aspects of our business. Mr. Gaudet devotes approximately 30-40 hours per week to our company and Mr. Golden devotes 20 hours per week. We intend to increase the number of our employees and consultants to meet our needs as we grow.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT’S DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF PERK INTERNATIONAL INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

MANAGEMENT'S STATEMENTS CONTAINED IN THIS PORTION OF THE PROSPECTUS ARE NOT HISTORICAL FACTS AND ARE FORWARD-LOOKING STATEMENTS. FACTORS WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS AND FUTURE PROSPECTS OF THE COMPANY ON A CONSOLIDATED BASIS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MATTERS DISCUSSED UNDER THE SECTION ENTITLED “RISK FACTORS,” ABOVE.  SUCH RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS.

Results of Operations

Revenues

For the period from April 10, 2013 (date of inception) to May 31, 2013, we did not earn any revenues. There is no assurance that we will be able to accomplish our business plan to earn revenues.

Operating Expenses

Our operating expenses were $11,079 for the period from April 10, 2013 (date of inception) to May 31, 2013.  Our operating expenses mainly consisted of legal and accounting fees.

Net Loss

We had a net loss of $11,079 for the period from period from April 10, 2013 (date of inception) to May 31, 2013.

Liquidity and Capital Resources

As of May 31, 2013, we had total current assets of $1,577 and total assets in the amount of $9,077. Our total current liabilities as of May 31, 2013 were $7,856.  We had a working capital deficit of $6,279 as of May 31, 2013.

Cashflows from Operating Activities

Operating activities used $3,223 in cash the period from April 10, 2013 (date of inception) to May 31, 2013. Our net loss of $11,079 was the main component of our negative operating cash flow, offset by an increase in accrued expenses of $7,856.

Cashflows from Financing Activities

Cash flows provided by financing activities during the period from April 10, 2013 (date of inception) to May 31, 2013 amounted to $12,300 and consisted mostly of proceeds from the sale of our common stock.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We anticipate needing approximately $30,000 in the next 12 months. We only have $1,577 in cash as of May 31, 2013 and this amount is not sufficient to even commence our operations. We do not know our monthly burn rate as we were only recently incorporated, but our operating expenses were $11,079 from April 10, 2013 (date of inception) to May 31, 2013.

We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of May 31, 2013, there were no off balance sheet arrangements.

Going Concern

The financial statements have been prepared on a going concern basis which assumes we will be able to realize our assets and discharge our liabilities in the normal course of business for the foreseeable future.  We have negative working capital, have not yet received revenue from sales of products or services, and have incurred losses since inception resulting in an accumulated deficit of $11,079 as of May 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about our ability to continue as a going concern.  Our ability to continue as a going concern is dependent upon our generating profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans, and sales of common stock.

Emerging Growth Company Status

We are an "emerging growth company" as defined under the Jumpstart our Business Startups Act ("JOBS Act").  We will remain an "emerging growth company" for up to five years, or until the earliest of:

1.	the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion,
2.
the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or

3.	the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to:

▪
not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a "smaller reporting company", which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

▪	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and
▪	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

In addition, section 107 of the JOBS Act provides that an "emerging growth company" can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the "Securities Act") for complying with new or revised accounting standards. Under this provision, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we are choosing to "opt out" of such extended transition period and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director(s) and executive officer(s), the principal offices and positions held by each person and the date such person became a director and/or executive officer.  Our Board of Directors appoints our executive officers who serve at the pleasure of the Board. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death or resignation.  Other than Mr. Gaudet and Mr. Leon, we have no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Andrew Gaudet	41	Director, Chairman, President, CEO
Leon Golden	51	Director, CFO, Secretary

ANDREW GAUDET.  Mr. Gaudet has an extensive background in the financial services industry, going back more than fifteen years. His expertise includes working in Europe, Asia, Latin America and the Caribbean where his experience has included working with high-net-worth clients, investors and companies. Mr. Gaudet is currently only employed with our company. From 2012 to 2013, Mr. Gaudet was a Senior Associate for Phoenix Capital Partners Inc., a company based in Toronto, Ontario in the business of corporate finance, bridge and mezzanine financing. From 2010 to 2012, Mr. Gaudet was Vice President of Business Development for Seaquest Global Corporation, a company based in Toronto, Ontario in the business of corporate finance. From 2009 to 2010, Mr. Gaudet was Director of Business Development for Bishops Legal in the Turks and Caicos Islands, where he managed all business development and marketing activities for a law firm providing services in the areas of real estate law, corporate law, complex litigation, trusts and international taxation. From 2003 to 2009, Mr. Gaudet was Managing Director of Marketing and Business Development for Richmond Consultants, Ltd., a corporate consulting company firm that created custom structures for development and investment projects in the Turks and Caicos Islands where he managed the company’s sales and marketing team.

Mr. Gaudet does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

LEON GOLDEN.   From 2006 to the present, Mr. Golden has owned and operated his own accounting firm, Leon Golden CPA PC. From 1991 to 2006, Mr. Golden worked as a public accountant for Brian L. Friendman CPA PC, a New York City CPA firm. Specializing in the finance division of accounting, he also during that time has held positions on the Board of Directors on various public traded companies, including within the past five years, Sunrise Energy Resources, Inc. and Victoria Internet Services, Inc. He is an honors graduate with a Bachelor of Arts Degree from the City University of New York.  Leon was born and still lives today in Brooklyn, N.Y. with his wife and two children.

Aside from that provided above, Mr. Golden does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Significant Employees

We do not currently have any significant employees aside from Mr. Gaudet and Mr. Golden.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to our present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, Andrew Gaudet, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Gaudet collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Gaudet unless the communication is clearly frivolous.

Committees

We do not currently have an audit, compensation or nominating committee.

EXECUTIVE COMPENSATION

The table set forth below summarizes the annual and long-term compensation payable to our officer(s) and director(s) for period from inception to May 31, 2013. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Andrew Gaudet	Chairman, CEO and President	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Leon Golden	CFO and Secretary	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Narrative to Summary Compensation Table

We presently do not have employment agreements with any of our named executive officers and we have not established a system of executive compensation or any fixed policies regarding compensation of executive officers.

Our executive officers hold substantial ownership in our company and are motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of their ability. As our business and operations expand and mature, we expect to develop a formal system of compensation designed to attract, retain and motivate talented executives.

Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)
Andrew Gaudet	0	0	0	0	0	0	0	0	0
Leon Golden	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of two members, Andrew Gaudet and Leon Golden, whom do not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at September 11, 2013, with respect to the beneficial ownership of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has voting and investment power with respect to the shares shown. As of May 31, 2013, we had 45,000,000 shares of Common Stock issued and outstanding.

Except as otherwise indicated, the address of each person named in this table is c/o Perk International, Inc. - 2470 East 16th Street, Brooklyn, NY 11235.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)

Common Stock	Andrew Gaudet	22,500,000	50%

Common Stock	Leon Golden	22,500,000	50%

	Total	45,000,000	100%

(1) Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or Units: (i) voting power, which includes the power to vote, or to direct the voting of Units; and (ii) investment power, which includes the power to dispose or direct the disposition of Units. Certain Units may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the Units). In addition, Units are deemed to be beneficially owned by a person if the person has the right to acquire the Units (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of Units is deemed to include the amount of Units beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as follows, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us.

On April 30, 2013, we issued 45,000,000 shares of our Common Stock, $0.0001 par value per share as follows: 22,500,000 shares of common stock to our President, Mr. Andrew Gaudet at $0.00027 per share for total consideration of $6,075; and 22,500,000 shares of common stock to our Chief Financial Officer, Mr. Leon Golden at $0.00027 per share for total consideration of $6,075. As a result, Mr. Gaudet and Mr. Golden each own 50% of the issued and outstanding common shares of the Company.

Further, Mr. Golden provides us with office space free of charge at this time.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of the Units offered herein.

Silberstein Ungar, PLLC our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Silberstein Ungar, PLLC has presented its report with respect to our audited financial statements. The report of Silberstein Ungar, PLLC is included in reliance upon their authority as experts in accounting and auditing.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Units offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports and annual reports with the Securities and Exchange Commission. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

We do not plan to register our common stock under Section 12(g) of the Securities Exchange Act of 1934 (“Exchange Act”) by filing a Form 8-A on a pre-effective basis.  The consequences to investors of us being a Section 15(d) registrant in comparison to a Section 12(g) registrant are as follows:  Under Section 15(d) of the Exchange Act, we are not required to file periodic reports if we have less than 300 holders of record for the fiscal year after the year of effectiveness. If we do not register our securities under Section 12 of the Exchange Act, we may not have an ongoing periodic reporting obligation and will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants.

For further information with respect to us and the Units offered, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Ms. Andrew Gaudet, our President and Chief Executive Officer.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PERK INTERNATIONAL INC.

 (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

MAY 31, 2013

PERK INTERNATIONAL INC.

(A DEVELOPMENT STAGE COMPANY)

MAY 31, 2013

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Perk International Inc.
Brooklyn, New York

We have audited the accompanying balance sheet of Perk International Inc. (the “Company”) as of May 31, 2013 and the related statements of operations, stockholders’ equity, and cash flows for the period from April 10, 2013 (Date of Inception) through May 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Perk International Inc. as of May 31, 2013 and the results of its operations and its cash flows for the period from April 10, 2013 (Date of Inception) through May 31, 2013 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
June 17, 2013

PERK INTERNATIONAL INC.
 (A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF MAY 31, 2013

May 31, 2013
ASSETS
Current assets
Cash and cash equivalents	$1,577

Other Assets
Website development, net	7,500

TOTAL ASSETS	$9,077

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Accrued expenses	$7,856
Total Liabilities	7,856

Stockholders’ Equity
Common stock, $.0001 par value, 250,000,000 shares authorized, 45,000,000 shares issued and outstanding	4,500
Additional paid in capital	7,800
Deficit accumulated during the development stage	(11,079)
Total Stockholders’ Equity	1,221

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,077

See accompanying notes to financial statements.

PERK INTERNATIONAL INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 10, 2013 (INCEPTION) TO MAY 31, 2013

Period from April 10, 2013 (Inception) to May 31, 2013

REVENUES	$0

OPERATING EXPENSES
Professional fees	10,356
Filing fees	703
Bank charges	20
TOTAL OPERATING EXPENSES	11,079

NET LOSS BEFORE INCOME TAXES	(11,079)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(11,079)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	27,692,308

See accompanying notes to financial statements.

PERK INTERNATIONAL INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 10, 2013 (INCEPTION) TO MAY 31, 2013

	Common stock		Additional paid-in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, April 10, 2013	-	$-	$-	$-	$-

Issuance of common stock for cash at $0.00027 per share	45,000,000	4,500	7,650	-	12,150

Contributed capital	-	-	150	-	150

Net loss for the period from April 10, 2013 (inception) to May 31, 2013	-	-	-	(11,079)	(11,079)

Balance, May 31, 2013	45,000,000	$4,500	$7,800	$(11,079)	$1,221

See accompanying notes to financial statements.

PERK INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 10, 2013 (INCEPTION) TO MAY 31, 2013

Period from April 10, 2013 (Inception) to May 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(11,079)
Changes in assets and liabilities:
Increase in accrued expenses	7,856
Net Cash Used in Operating Activities	(3,223)

CASH FLOWS FROM INVESTING ACTIVITIES
Website development costs	(7,500)
Net Cash Used by Investing Activities	(7,500)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	12,150
Contributed capital	150
Net Cash Provided by Financing Activities	12,300

Net Increase in Cash and Cash Equivalents	1,577
Cash and cash equivalents, beginning of period	0
Cash and cash equivalents, end of period	$1,577

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

PERK INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business
Perk International Inc. (“the Company” or “Perk”) was incorporated under the laws of the State of Nevada on April 10, 2013. The Company plans to become an e-commerce marketplace that connects merchants to consumers by offering daily discounts on goods and services through our website located at www.usellisave.com. Our corporate headquarters are located at 2470 East 16th Street, Brooklyn, NY 11235, but we plan to launch our business throughout the Greater Toronto Area.

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in using the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.  The Company has adopted a May 31 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. The Company had $1,577 of cash as of May 31, 2013.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents, website development costs and accrued expenses. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

PERK INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2013

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of May 31, 2013.

Comprehensive Income
The Company has which established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Perk does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2 – GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses since inception resulting in an accumulated deficit of $11,079 as of May 31, 2013 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern.  The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand, loans, and sales of common stock.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses at May 31, 2013 of $7,856 consisted of $356 due to the Company’s attorneys and $7,500 due for the construction of the Company’s website.

PERK INTERNATIONAL INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MAY 31, 2013

NOTE 5 – CAPITAL STOCK

The Company has 250,000,000 shares of $0.0001 par value common stock authorized.

On April 30, 2013, the Company issued 45,000,000 shares of common stock to its founders at $0.00027 per share for cash proceeds of $12,150.

The founders also contributed $150 during the period ended May 31, 2013.

There were 45,000,000 shares of common stock issued and outstanding as of May 31, 2013.

NOTE 6 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – INCOME TAXES

As of May 31, 2013, the Company had net operating loss carry forwards of approximately $11,079 that may be available to reduce future years’ taxable income in varying amounts through 2033. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following for the period ended May 31, 2013:

2013
Federal income tax benefit attributable to:
Current Operations	$3,767
Less: valuation allowance	(3,767)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of May 31, 2013:

2013
Deferred tax asset attributable to:
Net operating loss carryover	$3,767
Less: valuation allowance	(3,767)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $11,079 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to May 31, 2013 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Part II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$1,027.09
Federal Taxes	$0
State Taxes and Fees	$0
Listing Fees	$0
Printing and Engraving Fees	$0
Transfer Agent Fees	$1,000
Legal and Accounting fees and expenses	$10,000
Total	$12,027.09

All amounts are estimates, other than the Commission's registration fee.

We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
3.	a transaction from which the director derived an improper personal profit; and
4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;
2.	the proceeding was authorized by our Board of Directors;
3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15. Recent Sales of Unregistered Securities

On April 30, 2013, we issued 45,000,000 shares of our Common Stock, $0.0001 par value per share as follows: 22,500,000 shares of common stock to our President, Mr. Andrew Gaudet at $0.00027 per share for total consideration of $6,075; and 22,500,000 shares of common stock to our Chief Financial Officer, Mr. Leon Golden at $0.00027 per share for total consideration of $6,075.

All shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each purchaser represented their intention to acquire the securities for investment only and not with a view toward distribution. All purchasers were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits

Exhibit Number	Description

3.1	Articles of Incorporation(1)

3.2	By-laws(1)

4.1	Form of Subscription Agreement(1)

4.2	Form of Warrant(1)

5.1	Opinion of Cane Clark, LLP, with consent to use

23.1	Consent of Independent Registered Public Accounting Firm

(1)	Filed previously

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(a)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any  material change to such information in the registration statement.

2.   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933, and we will be governed by the final adjudication of such issue.

4.     That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to the Offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Brooklyn, New York on September 11, 2013.

PERK INTERNATIONAL, INC.

By:	/s/ Andrew Gaudet
Andrew Gaudet
Chief Executive Officer
Principal Executive Officer and Director

By:	/s/ Leon Golden
Leon Golden
Chief Financial Officer,
Principal Accounting Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Andrew Gaudet
Andrew Gaudet
Chief Executive Officer
Principal Executive Officer and Director

By:	/s/ Leon Golden
Leon Golden
Chief Financial Officer,
Principal Accounting Officer, and Director

September 11, 2013